EXHIBIT 99.1

(BW)(MA-ABIOMED)(ABMD) Abiomed Announces 16% Revenue Growth to $16.4 Million for First Quarter of Fiscal 2009

•	Impella Disposable Revenue Increased 323%

•	86 U.S. Hospitals to Date Have Purchased Impella 2.5

•	107 Patients Enrolled to Date in Impella 2.5 Protect II Study

Business Editors/Health Editors

DANVERS, Mass.—(BUSINESS WIRE)—xx—Abiomed, Inc. (NASDAQ: ABMD) today announced first quarter of fiscal 2009 revenue of $16.4 million, up 16% compared to revenue of $14.1 million for the same period of fiscal 2008.

Recent financial and operating highlights include:

•

On June 2, 2008, Abiomed announced that it had received U.S. Food and Drug Administration (FDA) 510(k) clearance of its Impella(R) 2.5 Cardiac Assist Device. Through August 6, 2008, 56 of the approximately 1,700 U.S. hospitals with catheterization labs have acquired Abiomed’s Impella 2.5 device under the 510(k) clearance and 86 U.S. hospitals have purchased the Impella 2.5 device overall.

•	Total Impella revenue was $5.9 million, up 228%, and Impella disposable revenue was $5.5 million, up 323%, for the first fiscal quarter of 2009 compared to the same period of fiscal 2008.

•

Total legacy business revenue (BVS(R) 5000, AB5000(R), iPulse(TM), intra-aortic balloon or IAB, AbioCor(R), service and other) was $10.5 million for the first fiscal quarter of 2009 and decreased approximately 15% compared to the same period of fiscal 2008. AB5000 patient utilization during the first quarter of fiscal 2009 was approximately flat with the fourth quarter of fiscal 2008.

•

Total disposables, service and other revenue (non-console revenue) comprised approximately 90% of total revenue for first quarter of fiscal 2009. A total of 709 disposable units were shipped during the quarter (excluding IAB disposables).

•

Abiomed currently conducting an Impella 2.5 study for high risk percutaneous coronary intervention (PCI) at up to 150 U.S. hospitals (Protect II study). As of August 6, 2008, 187 U.S. hospitals are pursuing the study, with 55 hospitals ready for enrollment of patients, 36 with Investigational Review Board (IRB) approval but not yet enrolling, and 96 hospitals having submitted to the IRB or submission is pending. We have completed 107 patients from 28 hospitals or 16% of the 654 patients required.

•	Abiomed’s pivotal study with Impella 2.5 for acute myocardial infarction (AMI) was approved by the FDA for up to 150 hospitals (Recover II study). As of August 6, 2008, 53 U.S. hospitals are pursuing the study. No hospitals are enrolling patients yet, however, 4 hospitals have IRB approval, and 49 have submitted to the IRB or submission is pending.

•

Based on the recent Centers for Medicare and Medicaid services (CMS) update on August 1, 2008, the BVS 5000 and AB5000 are the only ventricular assist devices (VADs) eligible for diagnostic related group 1 (DRG 1) for heart recovery. Additionally, the AbioCor total replacement heart has been re-assigned to DRG 1.

•

Gross margin for the first quarter of fiscal 2009 was 66%. The Company implemented certain Impella console placement programs during the quarter to generate future disposable revenue. For the U.S. pivotal studies, thirty-eight consoles were placed on consignment with the expectation that the respective hospitals will purchase a minimum amount of future disposables and participate in the pivotal studies. Eight consoles for Impella 2.5 commercial were placed on consignment with the expectation that the respective hospitals will purchase a minimum amount of disposables within a given period of time. If these expectations for future disposable orders are not met within the given timeframe, the Company has the right to take back the Impella consoles. Eight AB5000 and twelve iPulse consoles transferred title based on completion of the deployment utilization agreements with the hospitals. Four AB5000 consoles were consigned with the expectations for future disposable revenue. The total effect of these console placement programs negatively impacted gross margin for the first quarter of fiscal 2009 by approximately eight gross margin points.

•

The first quarter of fiscal 2009 GAAP net loss was approximately $9.1 million, or $.28 per share, which included stock option and other stock-based compensation expense of $1.7 million and intangibles amortization of $0.4 million. Excluding these charges the non-GAAP net loss for the first quarter of fiscal 2009 was approximately $7.0 million, or $.21 per share. The GAAP net loss for the first quarter of fiscal 2008 was $8.3 million, or $.26 per share and included stock option and other stock-based compensation expense of $1.7 million and $0.4 million of intangibles amortization.

“Our top Fiscal Year 2009 goal is launching our Impella 2.5 platform including successful clinical trial execution. During this first fiscal quarter of 2009, we were pleased with our revenue growth from Impella and the continued momentum in our two U.S. pivotal studies for the Impella 2.5,” said Michael R. Minogue, Chairman, CEO and President of Abiomed.

Abiomed today announced it is reaffirming its full-year fiscal 2009 revenue estimate of approximately $75 million to $80 million.

The Company will host a conference call today at 8:00 a.m. ET to discuss its first quarter of fiscal 2009 results. Michael R. Minogue, Chairman, Chief Executive Officer and President, and Daniel J. Sutherby, Chief Financial Officer will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 866.362.4829; the international number is 617.597.5346. The access code is 21674892. A replay of this conference call will be available beginning at 10 a.m. ET on August 7, 2008 through 11:59 p.m. ET on August 21, 2008. The replay phone number is 888.286.8010; the international number is 617.801.6888. The replay access code is 25571704.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net loss and net loss per share, in each case excluding, where appropriate, stock option expense, and intangibles amortization.

We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock option expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock option expense and other items outlined in this release and above, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock option programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2008	March 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,627	$2,042
Restricted securities	22,739	—
Short-term marketable securities	4,062	36,257
Accounts receivable, net	13,883	14,071
Inventories	19,514	17,428
Prepaid expenses and other current assets	1,506	1,705

Total current assets	63,331	71,503
Property and equipment, net	7,232	7,551
Intangible assets, net	6,466	6,921
Goodwill	37,033	31,563
Other assets	565	493

Total assets	$114,627	$118,031

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,790	$9,024
Accrued expenses	7,821	9,290
Deferred revenue	1,072	1,162

Total current liabilities	15,683	19,476
Long-term deferred tax liability	4,799	4,740
Other long-term liabilities	73	221

Total liabilities	20,555	24,437

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized—1,000,000 shares; Issued and outstanding—none
Common stock, $ .01 par value	337	328
Authorized—100,000,000 shares;
Issued—33,693,217 shares at June 30, 2008 and 32,779,404 shares at March 31, 2008;
Outstanding—33,682,198 shares at June 30, 2008 and 32,768,385 shares at March 31, 2008
Additional paid-in-capital	310,503	300,787
Accumulated deficit	(221,508)	(212,394)
Treasury stock at cost—11,019 shares at June 30, 2008 and at March 31, 2008	(116)	(116)
Accumulated other comprehensive income	4,856	4,989

Total stockholders’ equity	94,072	93,594

Total liabilities and stockholders’ equity	$114,627	$118,031

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended June 30,
	2008	2007
Revenue:
Products	$16,270	$13,901
Funded research and development	87	162

	16,357	14,063

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	5,627	3,532
Research and development	6,144	5,516
Selling, general and administrative	13,514	12,441
Arbitration decision	—	1,232
Amortization of intangible assets	426	380

	25,711	23,101

Loss from operations	(9,354)	(9,038)

Other income:
Investment income, net	244	907
Other income, net	141	1

	385	908

Loss before provision for income taxes	(8,969)	(8,130)
Provision for income taxes	145	145

Net loss	$(9,114)	$(8,275)

Basic and diluted net loss per share	$(0.28)	$(0.26)
Weighted average shares outstanding	32,845	32,338

CONTACT:	Abiomed, Inc.
Daniel J. Sutherby, 978-777-5410
Chief Financial Officer
ir@abiomed.com